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                                 EXHIBIT 23.3


                       CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of SunGard Data Systems Inc. on Form S-4 of our report dated May 17, 1995 (September 23, 1995 as to Note 8) relating to the financial statements (not presented separately herein) of Renaissance Software, Inc. for the year ended March 31, 1995, appearing in Form 8-K of SunGard Data Systems Inc. dated September 29, 1995.



DELOITTE & TOUCHE LLP


San Jose, California
October 6, 1995